Meridian Bioscience, Inc.
Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Annual Report of Meridian Bioscience, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2006 (the “Report”), the undersigned officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Motto William J. Motto
Chairman of the Board and
Chief Executive Officer
November 29, 2006

/s/ Melissa Lueke Melissa Lueke
Vice President and
Chief Financial Officer
November 29, 2006